PHILADELPHIA CONSOLIDATED HOLDING CORP.
THIRD QUARTER RESULTS
SEPTEMBER 30, 2008
OCTOBER 23, 2008 PRESS RELEASE
Bala Cynwyd, PA — Philadelphia Consolidated Holding Corp. (NASDAQ: PHLY) today reported net income for the quarter ended September 30, 2008 of $50.0 million ($0.68 diluted earnings per share and $0.71 basic earnings per share). This compares to $96.2 million of net income ($1.30 diluted earnings per share and $1.37 basic earnings per share) for the quarter ended September 30, 2007. After-tax net realized investment gains (losses) were $(11.6) million ($0.16 diluted loss per share) for the quarter ended September 30, 2008 compared to $1.8 million ($0.02 diluted earnings per share) for the quarter ended September 30, 2007. Gross written premiums for the quarter ended September 30, 2008 increased 9.8% to $553.9 million from $504.6 million for the quarter ended September 30, 2007, and the combined ratio for the quarter ended September 30, 2008 was 86.0% compared to 68.5% for the quarter ended September 30, 2007. The Company’s book value per share as of September 30, 2008 increased to $22.38 from $21.47 as of December 31, 2007.
Financial results for the quarter ended September 30, 2008 included:
•	A $12.2 million pre-tax benefit ($7.9 million after-tax, or $0.11 diluted earnings per share) from a decrease in net unpaid loss and loss adjustment expenses due to favorable trends in prior years’ claim emergence. This benefit compares to a $39.5 million pre-tax benefit ($25.7 million after-tax, or $0.35 diluted earnings per share) recognized in the quarter ended September 30, 2007 from a decrease in net unpaid loss and loss adjustment expenses due to favorable trends in prior years’ claims emergence.
•	$21.7 million of pre-tax losses ($14.1 million after-tax, or $0.19 diluted loss per share) resulting from losses attributable to Hurricane Ike, and $5.1 million of pre-tax expense ($3.3 million after-tax, or $0.04 diluted loss per share) resulting from accelerated and reinstatement ceded premium expense relating to Hurricane Ike.
•	A $7.4 million pre-tax non-cash realized investment loss ($4.8 million after-tax, or $0.07 diluted loss per share) resulting from the other than temporary impairment evaluation for the Company’s direct holdings of fixed maturity securities issued by Lehman Brothers Holdings Inc. and its subsidiaries (“Lehman”).
•	An $11.4 million pre-tax non-cash realized investment loss ($7.4 million after-tax, or $0.10 diluted loss per share) resulting from other than temporary impairment evaluations related to the Company’s equity holdings.
Net income for the nine months ended September 30, 2008 was $165.6 million ($2.27 diluted earnings per share and $2.36 basic earnings per share). This compares to $256.6 million of net income ($3.46 diluted earnings per share and $3.65 basic earnings per share) for the nine months ended September 30, 2007. After-tax net realized investment gains (losses) were $(26.5) million ($0.36 diluted loss per share) for the nine months ended September 30, 2008 compared to $21.2

Press Release
October 23, 2008

million ($0.29 diluted earnings per share) for the nine months ended September 30, 2007. Gross written premiums for the nine months ended September 30, 2008 increased 11.2% to $1,442.2 million from $1,297.3 million for the nine months ended September 30, 2007, and the combined ratio for the nine months ended September 30, 2008 was 84.5% compared to 73.3% for the nine months ended September 30, 2007.
Financial results for the nine months ended September 30, 2008 included:
•	A $36.6 million pre-tax benefit ($23.8 million after-tax, or $0.33 diluted earnings per share) from a decrease in net unpaid loss and loss adjustment expenses due to favorable trends in prior years’ claim emergence. This benefit compares to a $73.2 million pre-tax benefit ($47.6 million after-tax, or $0.64 diluted earnings per share) recognized in the nine months ended September 30, 2007 from a decrease in net unpaid loss and loss adjustment expenses due to favorable trends in prior years’ claims emergence.
•	$20.6 million of pre-tax losses ($13.4 million after-tax, or $0.18 diluted loss per share) resulting from hail, tornado and wind losses which occurred in Minnesota, Nebraska, Kansas and Oklahoma during the period of May 22, 2008 through May 26, 2008, and which occurred in Illinois, Indiana, Kansas, Minnesota, Nebraska and Oklahoma during the period of May 29, 2008 through June 1, 2008.
•	The Hurricane Ike losses and related accelerated and reinstatement ceded premium expense as referred to above.
•	The non-cash realized investment loss resulting from the other than temporary impairment evaluation for Lehman as referred to above.
•	A $34.7 million pre-tax non-cash realized investment loss ($22.6 million after-tax, or $0.31 diluted loss per share) resulting from other than temporary impairment evaluations related to the Company’s equity holdings.
James J. Maguire, Jr., CEO, said: “In the wake of turbulent economic times and disruption in the insurance industry, we continued to produce superior earnings through profitable underwriting and conservative investment practices. In the quarter, net written premiums grew by over 12%, with the month of September growing by over 20%. This premium growth was achieved while maintaining a very impressive 86% combined ratio in the quarter. Though competition persisted in most of our niches, we retained approximately 93% of our renewals and saw $19 million from new products. Customers and agents are more focused now than ever before on aligning themselves with a high quality, reputable insurer. After our recently announced merger with Tokio Marine Holdings closes, which I expect to occur in the fourth quarter of this year, PHLY will be better positioned than ever to capitalize on this market uncertainty and will further solidify our position as a premier U.S. insurer.”
Forward-Looking Information
This release may contain forward-looking statements that are based on management’s estimates, assumptions and projections. In connection with the “safe harbor” provisions of the Private

Press Release
October 23, 2008

Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors which, among others, could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, results of the Company’s business, and the other matters referred to above include, but are not limited to: (i) changes in the business environment in which the Company operates, including inflation and interest rates; (ii) changes in taxes, governmental laws, and regulations; (iii) competitive product and pricing activity; (iv) difficulties of managing growth profitably; (v) claims development and the adequacy of the Company’s liability for unpaid loss and loss adjustment expenses; (vi) severity of natural disasters and other catastrophe losses; (vii) adequacy of reinsurance coverage which may be obtained by the Company; (viii) ability and willingness of the Company’s reinsurers to pay; (ix) future terrorist attacks; and (x) the outcome of the Securities and Exchange Commission’s industry-wide investigation relating to the use of non-traditional insurance products, including finite risk reinsurance arrangements. The Company does not intend to publicly update any forward looking statement, except as may be required by law.
In operation since 1962, PHLY designs, markets, and underwrites commercial property/casualty and professional liability insurance products incorporating value added coverages and services for select industries. The Company, whose commercial lines insurance subsidiaries are rated A+ (Superior) by A.M. Best Company and A1 for insurance financial strength by Moody’s Investors Service, is nationally recognized as a member of Ward’s Top 50, Forbes’ Platinum 400 list of America’s Best Big Companies and Forbes’ 100 Best Mid-Cap Stocks in America. The organization has 47 offices strategically located across the United States to provide superior local service.
CONTACT: Investor Relations: Joseph Barnholt, Assistant Vice President, +1-610-617-7626, jbarnholt@phlyins.com.

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	As of
	September 30,	December 31,
	2008	2007
	(Unaudited)
ASSETS
INVESTMENTS:
FIXED MATURITIES AVAILABLE FOR SALE AT MARKET (AMORTIZED COST $2,863,583 AND $2,639,471)	$2,778,992	$2,659,197
EQUITY SECURITIES AT MARKET (COST $357,918 AND $322,877)	352,053	356,026

TOTAL INVESTMENTS	3,131,045	3,015,223

CASH AND CASH EQUIVALENTS	152,050	106,342
ACCRUED INVESTMENT INCOME	31,249	24,964
PREMIUMS RECEIVABLE	433,958	378,217
PREPAID REINSURANCE PREMIUMS AND REINSURANCE RECEIVABLES	376,263	280,110
DEFERRED INCOME TAXES	115,303	42,855
DEFERRED ACQUISITION COSTS	205,838	184,446
PROPERTY AND EQUIPMENT, NET	20,870	26,330
OTHER ASSETS	349,879	41,451

TOTAL ASSETS	$4,816,455	$4,099,938

LIABILITIES AND SHAREHOLDERS’ EQUITY
POLICY LIABILITIES AND ACCRUALS:
UNPAID LOSS AND LOSS ADJUSTMENT EXPENSES	$1,733,936	$1,431,933
UNEARNED PREMIUMS	962,472	847,485

TOTAL POLICY LIABILITIES AND ACCRUALS	2,696,408	2,279,418
PREMIUMS PAYABLE	97,196	97,674
OTHER LIABILITIES	416,079	175,373

TOTAL LIABILITIES	3,209,683	2,552,465

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
PREFERRED STOCK, $.01 PAR VALUE, 10,000,000 SHARES AUTHORIZED, NONE ISSUED AND OUTSTANDING	—	—
COMMON STOCK, NO PAR VALUE, 125,000,000 SHARES AUTHORIZED, 71,783,778 AND 72,087,287 SHARES ISSUED AND OUTSTANDING	412,184	423,379
NOTES RECEIVABLE FROM SHAREHOLDERS	(21,487)	(19,595)
ACCUMULATED OTHER COMPREHENSIVE INCOME	(58,796)	34,369
RETAINED EARNINGS	1,274,871	1,109,320

TOTAL SHAREHOLDERS’ EQUITY	1,606,772	1,547,473

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,816,455	$4,099,938

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
REVENUE:
NET EARNED PREMIUMS	$408,512	$359,149	$1,180,937	$1,015,182
NET INVESTMENT INCOME	33,273	30,199	97,577	85,694
NET REALIZED INVESTMENT GAIN (LOSS)	(17,852)	2,817	(40,759)	32,638
OTHER INCOME	870	980	5,877	2,660

TOTAL REVENUE	424,803	393,145	1,243,632	1,136,174

LOSSES AND EXPENSES:
LOSS AND LOSS ADJUSTMENT EXPENSES	330,726	146,389	820,218	479,142
NET REINSURANCE RECOVERIES	(96,887)	(1,584)	(169,690)	(35,243)

NET LOSS AND LOSS ADJUSTMENT EXPENSES	233,839	144,805	650,528	443,899
ACQUISITION COSTS AND OTHER UNDERWRITING EXPENSES	117,640	101,252	347,275	299,902
OTHER OPERATING EXPENSES	4,314	2,992	12,279	9,128

TOTAL LOSSES AND EXPENSES	355,793	249,049	1,010,082	752,929

INCOME BEFORE INCOME TAXES	69,010	144,096	233,550	383,245

INCOME TAX EXPENSE (BENEFIT):
CURRENT	24,931	53,198	90,281	146,528
DEFERRED	(5,888)	(5,346)	(22,282)	(19,908)

TOTAL INCOME TAX EXPENSE	19,043	47,852	67,999	126,620

NET INCOME	$49,967	$96,244	$165,551	$256,625

PER AVERAGE SHARE DATA:
NET INCOME — BASIC	$0.71	$1.37	$2.36	$3.65

NET INCOME — DILUTED	$0.68	$1.30	$2.27	$3.46

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING	69,996,068	70,457,765	70,084,248	70,323,834
WEIGHTED-AVERAGE SHARE EQUIVALENTS OUTSTANDING	3,602,386	3,599,654	2,884,758	3,856,902

WEIGHTED-AVERAGE SHARES AND SHARE EQUIVALENTS OUTSTANDING	73,598,454	74,057,419	72,969,006	74,180,736